EXHIBIT 10.1
This document affects your legal rights. You are advised to consult with an attorney or other counsel of your choice prior to signing this Agreement.

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (“Agreement”) is made and entered into by and between BSD Medical Corporation (the “Company”) and Dennis Gauger, an individual (“Employee”, “I,” or “me”).

Additional Definition

Affiliate: As used herein, the term “Affiliate” shall mean and refer to any officer, director, shareholder, member, employee, and/or agent of the Company; and/or any subsidiary, division, or affiliate of the Company (including without limitation any officer, director, shareholder, member, employee, and/or agent of any such subsidiary, division, or affiliate); and/or any entity (including without limitation any officer, director, shareholder, member, employee, and/or agent of such entity) in which the Company owns, directly or indirectly, a legal or beneficial interest (whether in whole or in part); and/or any individual or entity (including without limitation any officer, director, member, shareholder, employee, and/or agent of such entity) that owns, directly or indirectly, a legal or beneficial interest (whether in whole or in part) in the Company.

Background

I have resigned my employment with the Company. The Company has requested that I remain employed until 12/31/2012 (the “Termination Date”) and that I provide certain consulting services to the Company thereafter. To provide me with separation benefits, and to resolve any and all disputes between us, if any, arising from my employment with the Company, the termination of that employment, or otherwise, the Company and I agree as follows:

Agreement

1. Resignation. I acknowledge that I herewith irrevocably resign my employment, effective at close of business on the Termination Date, and that such resignation is of my own free will and choice.

2. Payment to Employee. In exchange for my execution of this Agreement, the Company shall pay to or for my benefit the following:

a. The total sum of Ninety Seven Thousand Two Hundred no/100 Dollars ($97,200.00). Said sum shall be paid to me in accordance with the Company’s regular and customary bi-weekly payroll practices, commencing on January 11, 2013, and will be subject to applicable federal and state payroll withholding taxes.

b. If I properly elect continuation coverage under the Company’s group medical insurance plan pursuant to Sections 601 through 607 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the Company will pay that portion of the premium which the Company paid on behalf of me and my enrolled family members immediately prior to the Termination Date through the earlier of (a) June 30, 2013; (b) the date I first become eligible for coverage under any group health plan maintained by another employer of me or my spouse; or (c) the date such COBRA continuation coverage otherwise terminates as to me under the provisions of the Company’s group medical insurance plan. Nothing herein shall be deemed to extend the otherwise applicable maximum period in which COBRA continuation coverage is provided or supersede the plan provisions relating to early termination of such COBRA continuation coverage. I agree that my portion of the premium for such coverage shall be deducted from the payments payable to me under Section 2.a. above.

3. Consulting Services. Commencing on the Termination Date and continuing through June 30, 2013, unless otherwise extended by mutual agreement of the parties, I agree to provide consulting services to the Company in an amount not to exceed 10 hours per week unless otherwise mutually agreed between the parties. The Company will pay me a consulting fee of $100.00 per hour for such consulting services. I agree to submit an invoice to the Company detailing the amount of hours I worked and a description of the services provided within 10 business days after the last day of the month in which such consulting services are rendered. The Company agrees to pay said invoice within 10 business days of its receipt of each such invoice. The Company shall issue an IRS Form 1099 to me representing any and all amounts paid to me under this Section 3. I understand and agree that I shall be responsible for the payment of all income, social security, or other taxes that are or may be due or assessed as a result of my receipt of funds under this Section 3.

4. Release of Claims by Employee. In consideration for the payment stated in Section 2 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I, for myself and my heirs, assigns, and all persons and entities claiming by, through, or under me, hereby irrevocably, unconditionally, and completely release, discharge, and agree to hold harmless the Company and its Affiliates (hereinafter referred to, both individually and collectively, as “Releasees”) of and from any and all claims, liabilities, charges, demands, grievances, lawsuits, and causes of action of any kind or nature whatsoever, including without limitation claims for contribution, subrogation, or indemnification, whether direct or indirect, liquidated or unliquidated, known or unknown, which I have, had, or may claim to have against Releasees.

The release, discharge, and agreement to hold harmless set forth in this Section 4 includes without limitation any Claim(s) that I had, have, or may claim to have against Releasees:

a. for wrongful or constructive discharge or termination, negligent or intentional infliction of emotional distress, breach of express or implied contract of employment, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, promissory estoppel, detrimental reliance, retaliation, tortious interference with contract or prospective economic advantage, invasion of privacy, whistleblower protection, hostile work environment, personal injury (whether physical or mental), or any other Claim(s), whether arising in tort or in contract; and/or

b. for any Claim(s) for discrimination, hostile work environment / harassment, retaliation, or otherwise arising under federal, state, or local law, including without limitation Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, all claims under Titles 29 and 42 of the United States Code, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Utah Antidiscrimination Act, or any other federal, state, or local law prohibiting discrimination, harassment, or retaliation on the basis of race, color, national origin, religion, age, sex, disability, veteran status, or any other protected group status; and/or

c. for any Claim(s) for discrimination, hostile work environment / harassment, retaliation, or otherwise arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act arising on or before the date of this Agreement; and/or

d. for any Claim(s) arising under the Employee Retirement Income Security Act (“ERISA”); and/or

e. for any Claim(s) arising under the Family and Medical Leave Act (“FMLA”); and/or

f. for any Claim(s) for unpaid wages, bonuses, commissions, or other compensation of any type or kind to the full extent allowed by the Fair Labor Standards Act or other applicable law; and/or

g. for any other Claim(s) in any way related to or arising out of my employment with the Company or the termination of that employment; and/or

h. for any Claim(s) for attorney’s fees and/or costs.

Nothing in this Agreement waives my rights, if any, to (i) continue my participation in the Company’s employee health benefit plan, as allowed by COBRA and the terms, conditions, and limitations of the plan, (ii) any vested rights that I may have under any employee pension or welfare benefit plan in which I participated as an employee of the Company, and/or (iii) any claims I have or may claim to have for worker’s compensation or unemployment benefits.

5. Full and Complete Release. I understand and agree that I am releasing and waiving any Claim(s) that I do not know exist or may exist in my favor at the time I sign this Agreement which, if known by me, would materially affect my decision to sign this Agreement. Nonetheless, for the purpose of implementing a full and complete release of all Claim(s), I expressly acknowledge that the release set forth in Section 4 is intended to include, without limitation, all Claim(s) that I do not know or suspect to exist in my favor and that the release set forth in Section 4 includes the release and extinguishment of any such Claim(s).

6. Stock Option Grants. Notwithstanding the provisions of Section 4 and 5 above and anything contained therein to the contrary, the parties agree that nothing in this Agreement shall modify, revoke, or rescind the parties’ respective rights and obligations under those certain BSD Medical Corporation Notices of Grant of Stock Option signed by the Company and me with grant dates of September 12, 2008, April 28, 2009, February 2, 2011, and May 11, 2011 (the “Stock Option Grants”), all as set forth more fully in the respective Stock Option Grants. I understand that the termination date referenced in the Stock Option Grants shall be the Termination Date as set forth above.

7. Review and Revocation. I understand and acknowledge that I have 21 days from the date I received this Agreement to consider the terms of and to sign this Agreement. I understand that, in my sole and absolute discretion, I may sign this Agreement prior to the end of the 21-day period.

I further acknowledge and understand that I may revoke this Agreement for a period of up to 7 days after I sign it (not counting the day it was signed) and that the Agreement will not become effective or enforceable until the 7-day revocation period has expired. To revoke this Agreement, I must give written notice stating that I wish to revoke the Agreement to Michelle Cisneros, HR Manager, BSD Medical Corporation, 2188 West 2200 South, Salt Lake City, Utah 84119-1326, Fax: 801-924-7893, Email: mcisneros@bsdmc.com. Any notice stating that I wish to revoke this Agreement must be faxed, emailed (with confirmation of delivery), hand-delivered, or mailed to the Company, as set forth in this paragraph, in sufficient time to be received by the Company on or before the expiration of the 7-day revocation period.

/s/ DG /s/ HW
Initials

8. Covenant Not to File Claim. To the full extent allowed by law, and subject to the provisions and limitations of the Age Discrimination in Employment Act or regulations issued by the Equal Employment Opportunity Commission, I covenant that I have not, and agree that I will not, file any charge, lawsuit, or claim against the Company with any court or administrative agency relating to any Claim(s) released in this Agreement. I also agree that, to the full extent allowed by law, I am not entitled to and hereby waive any right to recover damages of any type or kind and/or reinstatement to employment that may be awarded or ordered by any court or administrative agency to or for my benefit arising from or relating to any Claim(s) released by me under this Agreement.

9. Return of Goods to the Company. I covenant and represent that I have returned or will return to the Company (i) all documents or other information about the Company, including without limitation confidential or proprietary information (whether developed by me or by any other employee of the Company), (ii) all electronic equipment and electronic information storage devices (e.g., computers, cellular phones, PDAs, zip drives, thumb drives, disks, etc.), and (iii) company credit cards, office keys, etc. that I obtained or that were made available to me as a consequence of my employment with the Company and/or that contain confidential or proprietary information about the Company or that otherwise are the rightful property of the Company.

10. Wages and Commissions Paid in Full. Except as specifically set forth in Section 2 above, I acknowledge and agree that I have received all monies due and owing to me from the Company, including without limitation any monies due and owing for wages (including without limitation overtime), accrued but unused vacation benefits, commissions, bonuses, or otherwise and that I have no claim against the Company whatsoever for the payment of any further wages (including without limitation overtime), commissions, bonuses, vacation benefits, or other monies except as specifically set forth in Section 2.

11. Confidentiality. This Agreement is confidential information owned by the Company. I agree that I will not disclose the terms of this Agreement except to the extent required by law. Nonetheless, I understand that I may disclose the terms of this Agreement to my spouse, attorney, and/or tax advisor. However, if I disclose the terms of this Agreement to my spouse, attorney, and/or tax advisor, I agree that I will obtain the agreement of such person(s) that, as a condition of such disclosure, he/she will not disclose the terms of this Agreement except to the extent required by law. I further agree that any breach by my spouse, attorney, and/or tax advisor shall be treated as if I had breached the provisions of this Section 11.

12. Confirmation of Prior Agreements. Notwithstanding anything in this Agreement to the contrary, I understand and agree that nothing in this Agreement shall alter, limit, or void the respective rights and obligations of the parties under any noncompetition, nonsolicitation, nondisclosure, employee invention, or other similar agreement entered into between me and the Company prior to the date hereof.

13. Not an Admission. This Agreement is not an admission by any party hereto that either has violated any contract, law, or regulation or that the Company or Employee has discriminated against the other or otherwise infringed on the other’s rights and privileges or done any other wrongful act.

14. Integrated Document. This Agreement is the entire, integrated agreement between the parties regarding the subject matter of this Agreement. No other promises or agreements regarding the subject matter of this Agreement have been made to either Employee or the Company other than those contained in this Agreement. In electing to sign this Agreement, neither the Employee nor the Company has relied on any representation or promise, whether oral or written, not specifically set out in this Agreement.

15. No Assignment of Claims. I represent that I have not made, and will not make, any assignment of Claim(s) released by this Agreement and that no other person or entity had or has any interest in any Claim(s) released by me under this Agreement. I agree to indemnify and hold harmless the Company from any and all claims, demands, expenses, costs, attorney’s fees, and causes of action asserted by any person or entity due to a violation of this non-assignment provision.

16. Miscellaneous. This Agreement shall be governed by the laws of the State of Utah. Notwithstanding any Utah statutory or case law to the contrary, this Agreement may not be modified except by a document signed by the Company and Employee, whether or not such claimed modification is supported by separate consideration. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party. In addition, no course of dealing between the parties, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties. This Agreement shall inure to and bind the heirs, devisees, executors, administrators, personal representatives, successors, and assigns, as applicable, of the respective parties hereto. The parties agree that any dispute between them, whether arising under this Agreement or the enforceability or interpretation thereof, shall be subject to the exclusive jurisdiction of the federal or state courts situated in the State of Utah, and each party hereby submits itself to the personal jurisdiction of the courts situated in the State of Utah.

17. Severability. The provisions of the Agreement are severable. If any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

18. Attorney's Fees. If a civil action or other proceeding is brought to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs, and expenses incurred, in addition to any other relief to which such party may be entitled, whether incurred before or after the filing of a civil action or the entry of judgment.

19. Knowing and Voluntary Execution. I acknowledge that I have read this Agreement carefully, have consulted with an attorney or other counsel of my choice, and have had the opportunity to ask any questions I may have regarding this Agreement. I acknowledge that I fully understand the meaning and terms of this Agreement. I acknowledge that I have signed this Agreement voluntarily and of my own free will and that I am knowingly and voluntarily releasing and waiving all Claim(s) that I have or may claim to have against the Company to the full extent allowed by law.

/s/ DG /s/ HW
Initials

20. Consultation with Counsel. I acknowledged that I have been advised, by this Agreement, to consult an attorney or other counsel of my choice prior to signing this Agreement. Each party hereto acknowledges that it has had the opportunity, it such party so chooses, to consult with counsel of such party’s choice prior to signing this Agreement. Each party agrees that it shall be solely responsible for any attorney's fees incurred by that party in the negotiation and execution of this Agreement.

/s/ DG /s/ HW
Initials

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Facsimile or other electronically delivered copies of signature pages to this Agreement shall be treated between the parties as original signatures for all purposes.

DATED: 11/28/12	/s/ Dennis Gauger
Dennis Gauger

BSD Medical Corporation

DATED: 11/28/12	By: /s/ Harold Wolcott
Its: President